Exhibit 10.1

December 31, 2006

Re:                               Letter Agreement Regarding Warrant Agreement (the “Letter Agreement”)

To Advanced Cell Technology:

Reference is made to the Warrant Agreement, dated November 26, 2004 (the “Warrant Agreement”), among Advanced Cell Technology, Inc. (the “Company”) and the undersigned (the “Holder”).

1.           Amendment to Warrant Agreement. The Company and the Holder hereby agree that, upon execution of this Letter Agreement, the Warrant Agreement will be deemed amended in accordance with the following:

(a)           Extension of Exercise Period. The period during which the Holder is entitled to exercise its Warrant Agreement shall be extended until December 31, 2010.

(b)           Adjustment of Exercise Price Upon Change of Control. In the event of a Change of Control (as defined in the Company’s stock incentive plan) following the date hereof but prior to February 1, 2009 (the “Lock-Up Expiration Date”), the Exercise Price of the Warrant Agreement shall be adjusted to $.25.

2.           Lock-Up. In order to induce the Company to extend the period during which the Holder is entitled to exercise its Warrant Agreement and for other good and valuable consideration, from the date hereof until the Lock-Up Expiration Date, the Holder will not (i) exercise or attempt to exercise, in whole or in part, the Warrant Agreement, or (ii) offer, transfer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Holder or any affiliate of the Holder or any person in privity with the Holder or any affiliate of the Holder), directly or indirectly. In order to enforce this covenant, the Company will impose irrevocable stop-transfer instructions preventing the transfer agent from effecting any actions in violation of this agreement.

Notwithstanding any other provision in the Warrant Agreement or this Letter Agreement, in the event of a Change of Control (as that term is defined in the Company’s stock incentive plan), following the date and during the term of this Letter Agreement, the Company and the Holder hereby agree that the lock up provisions contained in this Section 2 will be suspended and, in accordance with Section 1(b) above, the Holder shall be entitled to exercise the Warrant Agreement at an Exercise Price of $0.25.

3.           Miscellaneous.

(a)           The Holder acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to approve of the extension of the period during which the Holder is entitled to exercise its Warrant Agreement, and the Company shall be entitled to specific performance of my obligations hereunder. The Holder hereby represents that the Holder has the power and authority to execute, deliver and perform this Letter Agreement, that the Holder has received adequate consideration therefor.

(b)          This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the Holder. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of laws.

(c)           The agreements set forth herein shall be effective with respect to (i) the Warrant Agreement and (ii) all outstanding warrants of the same class having a maturity date between September 1, 2006, and December 31, 2006, provided that the holder of such other warrants executes an agreement substantially in the form of this Letter Agreement.

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

HOLDER

ANDWELL, LLC

/s/ William M. Caldwell, IV
William M. Caldwell, IV

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ Ivan Wolkind
Name: Ivan Wolkind
Title: Vice President & Chief Accounting Officer